Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland
PRESS RELEASE
Noble Corporation Reports Third Quarter 2010 Earnings of $0.34 per Diluted Share
ZUG, Switzerland, October 20, 2010 — Noble Corporation (NYSE: NE) today reported third quarter 2010 earnings of $86 million, or $0.34 per diluted share, versus $426 million, or $1.63 per diluted share, for the third quarter of last year. Results for the third quarter 2010 reflect $14 million, or $0.05 cents per share, in transaction costs associated with the acquisition of FDR Holdings Limited (“Frontier”) at the end of July 2010. Contract drilling services revenues for the third quarter of 2010 were $585 million versus $875 million in the third quarter of 2009. The Company generated $271 million in net cash provided by operating activities in the quarter.
“We are pleased to have closed the Frontier transaction during the quarter and commenced a new chapter in our relationship with Shell,” said David W. Williams, Chairman, President and Chief Executive Officer. “However, the continuing and far-reaching effects of the ongoing operational disruption in the U.S. Gulf of Mexico negatively impacted Noble’s third-quarter results. We recognize that the effects of U.S. policies related to offshore drilling will be felt into 2011 and beyond. Noble continues to make progress toward full compliance with the recently released regulatory changes and we look forward to clearing the remainder of these hurdles and returning to work in the near term.”
Noble invested $355 million in capital projects during the quarter and repurchased 4 million shares at an average cost per share of $32.67, bringing the total number of shares repurchased in 2010 to 6.1 million shares as of September 30, 2010. At the end of the third quarter 2010, the Company had approximately 6.8 million shares remaining on its existing repurchase authorization. Debt as a percentage of total capitalization increased to 27.4 percent at September 30, 2010 from approximately 9.4 percent at the end of the second quarter 2010 due to the issuance of $1.25 billion aggregate principal amount of senior unsecured notes in July 2010 to finance the purchase of Frontier and the assumption of approximately $690 million of fully consolidated Bully joint venture project financing debt.

Operations Highlights
At the end of the third quarter 2010, approximately 72 percent of the Company’s available rig operating days were committed for the remainder of 2010 and approximately 49 percent were committed for 2011. The Company’s total backlog at September 30, 2010 was approximately $14 billion.
In the U.S. Gulf of Mexico, the newbuild ultra-deepwater semisubmersible Noble Jim Day is currently undergoing final testing, customer acceptance and certification of the rig’s blowout preventer (BOP) before commencing its contract with Marathon. The Noble Danny Adkins has received certification of its BOP and commenced operations during the quarter at full dayrate. Also, the Noble Amos Runner has received its BOP certification and the unit has recently been substituted for the Noble Lorris Bouzigard at that rig’s same dayrate. The Noble Lorris Bouzigard has been stacked. The Company’s remaining deepwater units in the Gulf are in the process of having their BOPs recertified.
In Mexico, the Noble Earl Frederickson received a contract extension through December 31, 2010 at a dayrate of $62,000 - $64,000 and the Noble Lewis Dugger received an extension of the current direct assignment which extends the contract to November 15, 2010 at a dayrate of $76,000 - $78,000.
In the North Sea, the Noble Julie Robertson received a contract extension through March 31, 2011 at $86,000 - $88,000 per day and a letter of intent for one year at $88,000 - $90,000 per day. The Noble Ronald Hoope contract has been extended until March 31, 2011 at the previously reported dayrate. The Noble George Sauvageau signed a one year contract with its current operator which will extend the rig through December 31, 2011.
In West Africa, the Noble Lloyd Noble received a letter of intent for one well that is expected to begin shortly. In the Middle East, the Noble Scott Marks and Noble Roger Lewis each received three year contracts in Saudi Arabia at dayrates of $236,000 - $238,000 and $131,000 - $133,000 respectively. These rates do not include lump sum payments for mobilization and capital upgrades.
Noble has initiated arbitration proceedings in connection with the Noble Homer Ferrington, currently located in the Mediterranean, with respect to an assignment of the drilling contract between operators. Payment of the dayrate is subject to the resolution of this dispute. The rig has been on standby since April 24, 2010 and continues to be on standby. Pending resolution of the dispute, the Company has not recorded any revenue related to the assignment.
“Looking ahead, while there is little doubt we will be forced to endure continued challenges in the U.S. Gulf as a result of regulatory uncertainty, we remain optimistic about the long-term strength of the Company and the industry,” said Williams. “As clarity increases in the months ahead and we return to work, the Company’s backlog and operating efficiency position us to resume our historical value creation and prepare us for further growth opportunities.”

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About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 69 offshore drilling units (including five drilling rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble also owns and operates a dynamically positioned floating production, storage, offloading vessel. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions or renewals, letters of intent or award, industry fundamentals, customer relationships, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, costs and difficulties relating to the integration of acquired businesses, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble has scheduled a conference call and webcast related to its third quarter 2010 results on Thursday, October 21, 2010, at 8:00 a.m. U.S. Central Daylight Time. Interested parties are invited to listen to the call by dialing from the U.S. 1-866-461-7129, or +1-706-679-3084 from outside the U.S., using access code: 38611734 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, October 21, 2010, beginning at 11:00 p.m. U.S. Central Daylight Time, through Wednesday, October 27, 2010, ending at 5:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay is 1-800-642-1687 from the U.S. or, for calls from outside of the U.S., +1-706-645-9291, using access code: 38611734.

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The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
10/20/2010
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

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NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Contract drilling services	$584,919	$874,969	$2,081,075	$2,615,571
Reimbursables	19,177	22,455	57,163	61,967
Labor contract drilling services	7,887	7,490	23,704	21,843
Other	635	721	1,449	1,277

	612,618	905,635	2,163,391	2,700,658

Operating costs and expenses
Contract drilling services	315,844	250,842	845,870	742,752
Reimbursables	14,351	18,717	44,459	52,081
Labor contract drilling services	5,302	4,642	16,570	13,899
Depreciation and amortization	143,282	103,245	385,366	295,646
Selling, general and administrative	25,482	21,700	71,261	60,901
Loss on asset disposal/involuntary conversion, net	—	2,076	—	31,053

	504,261	401,222	1,363,526	1,196,332

Operating income	108,357	504,413	799,865	1,504,326

Other income (expense)
Interest expense, net of amount capitalized	(4,144)	(379)	(5,119)	(1,261)
Interest income and other, net	2,561	2,605	7,193	4,995

Income before income taxes	106,774	506,639	801,939	1,508,060
Income tax provision	(20,287)	(80,556)	(126,801)	(275,833)

Net income	86,487	426,083	675,138	1,232,227

Net income attributable to noncontrolling interests	(467)	—	(467)	—

Net income attributable to Noble Corporation	$86,020	$426,083	$674,671	$1,232,227

Net income per share
Basic	$0.34	$1.63	$2.63	$4.72
Diluted	$0.34	$1.63	$2.62	$4.70

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$367,242	$735,493
Accounts receivable	487,029	647,454
Prepaid expenses and other current assets	133,786	100,243

Total current assets	988,057	1,483,190

Property and equipment
Drilling equipment and facilities	11,981,111	8,666,750
Other	167,290	143,477

Total property and equipment	12,148,401	8,810,227
Accumulated depreciation	(2,468,867)	(2,175,775)

Net property and equipment	9,679,534	6,634,452

Other assets	338,833	279,254

Total assets	$11,006,424	$8,396,896

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long term debt	$52,650	$—
Accounts payable	277,944	197,800
Accrued payroll and related costs	127,046	100,167
Taxes payable	35,751	68,760
Other current liabilities	96,051	67,220

Total current liabilities	589,442	433,947

Long-term debt	2,670,701	750,946
Deferred income taxes	270,645	300,231
Other liabilities	274,546	123,340

Total liabilities	3,805,334	1,608,464

Commitments and contingencies

Shareholders’ equity
Shares	947,710	1,130,607
Additional paid-in capital	31,350	—
Retained earnings	6,531,742	5,855,737
Treasury shares	(373,813)	(143,031)
Accumulated other comprehensive loss	(60,994)	(54,881)

Total shareholders’ equity	7,075,995	6,788,432

Noncontrolling interests	125,095	—

Total equity	7,201,090	6,788,432

Total liabilities and equity	$11,006,424	$8,396,896

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities
Net income	$675,138	$1,232,227
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	385,366	295,646
Loss on asset disposal/involuntary conversion, net	—	31,053
Deferred income tax provision	(29,586)	29,916
Share-based compensation expense	26,906	28,543
Pension contributions	(8,249)	(13,022)
Net change in other assets and liabilities	236,122	(89,150)

Net cash from operating activities	1,285,697	1,515,213

Cash flows from investing activities
New construction	(381,928)	(457,233)
Other capital expenditures	(439,921)	(342,399)
Major maintenance expenditures	(64,244)	(93,112)
Accrued capital expenditures	4,213	(44,493)
Acquisition of FDR Holdings Limited, net of cash acquired	(1,629,644)	—

Net cash from investing activities	(2,511,524)	(937,237)

Cash flows from financing activities
Payments of long-term debt	—	(172,700)
Proceeds from issuance of joint venture partner notes	35,000	—
Proceeds from issuance of long-term debt, net	1,238,074	—
Proceeds from employee stock transactions	9,703	9,371
Settlements of interest rate swap agreements	(2,041)	—
Dividends/par value reduction payments	(193,869)	(35,093)
Repurchases of employee shares for taxes	(9,961)	(6,475)
Repurchases of shares	(219,330)	(130,297)

Net cash from financing activities	857,576	(335,194)

Net increase in cash and cash equivalents	(368,251)	242,782
Cash and cash equivalents, beginning of period	735,493	513,311

Cash and cash equivalents, end of period	$367,242	$756,093

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended September 30,						Three Months Ended June 30,
	2010			2009			2010
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$584,919	$—	$584,919	$874,969	$—	$874,969	$687,510	$—	$687,510
Reimbursables	18,488	689	19,177	21,511	944	22,455	12,989	764	13,753
Labor contract drilling services	—	7,887	7,887	—	7,490	7,490	—	8,056	8,056
Other	635	—	635	509	212	721	603	—	603

	$604,042	$8,576	$612,618	$896,989	$8,646	$905,635	$701,102	$8,820	$709,922

Operating costs and expenses
Contract drilling services	$315,844	$—	$315,844	$250,842	$—	$250,842	$275,595	$—	$275,595
Reimbursables	13,696	655	14,351	17,811	906	18,717	9,626	739	10,365
Labor contract drilling services	—	5,302	5,302	—	4,642	4,642	—	5,380	5,380
Depreciation and amortization	140,199	3,083	143,282	100,669	2,576	103,245	123,379	2,848	126,227
Selling, general and administrative	25,220	262	25,482	21,629	71	21,700	23,561	247	23,808
Loss on asset disposal/involuntary conversion, net	—	—	—	2,076	—	2,076	—	—	—

	$494,959	$9,302	$504,261	$393,027	$8,195	$401,222	$432,161	$9,214	$441,375

Operating income	$109,083	$(726)	$108,357	$503,962	$451	$504,413	$268,941	$(394)	$268,547

Operating statistics
Jackups:
Average Rig Utilization	77%			80%			81%
Operating Days	3,032			3,183			3,183
Average Dayrate	$90,791			$143,388			$96,677

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	89%			98%			92%
Operating Days	736			631			750
Average Dayrate	$203,316			$434,435			$355,450

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	94%			100%			100%
Operating Days	321			276			273
Average Dayrate	$102,589			$261,167			$253,697

Drillships:
Average Rig Utilization	100%			100%			67%
Operating Days	468			276			182
Average Dayrate	$229,963			$243,186			$242,045

Submersibles/others:
Average Rig Utilization	26%			42%			0%
Operating Days	64			78			—
Average Dayrate	$304,000			$65,944			$—

Total:
Average Rig Utilization	79%			83%			80%
Operating Days	4,621			4,444			4,388
Average Dayrate	$126,581			$196,900			$156,683

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Allocation of net income
Basic
Net income	$86,020	$426,083	$674,671	$1,232,227
Earnings allocated to unvested share-based payment awards	(828)	(4,520)	(6,416)	(12,176)

Net income to common shareholders — basic	$85,192	$421,563	$668,255	$1,220,051

Diluted
Net income	$86,020	$426,083	$674,671	$1,232,227
Earnings allocated to unvested share-based payment awards	(825)	(4,505)	(6,394)	(12,141)

Net income to common shareholders — diluted	$85,195	$421,578	$668,277	$1,220,086

Weighted average number of shares outstanding — basic	252,513	257,913	253,944	258,550
Incremental shares issuable from assumed exercise of stock options	672	925	855	778

Weighted average number of shares outstanding — diluted	253,185	258,838	254,799	259,328

Weighted average unvested share-based payment awards	2,453	2,765	2,438	2,581

Earnings per share
Basic	$0.34	$1.63	$2.63	$4.72
Diluted	$0.34	$1.63	$2.62	$4.70